As filed with the Securities and Exchange Commission on April 4, 2011
Registration No. 333-173159

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RVUE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	94-3461079
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 N.E. 3rd Avenue, Suite 200
Fort Lauderdale, Florida 33301
Telephone: (954) 525-6464
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Kates
Chief Executive Officer
100 N.E. 3rd Avenue, Suite 200
Fort Lauderdale, Florida 33301
Telephone: (954) 525-6464
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Benjamin S. Reichel, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):
Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☑

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on the 4th day of April, 2011.

RVUE HOLDINGS, INC. (Registrant)

By:	/s/ Jason Kates
Name: Jason Kates
Title: President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jason Kates	Chief Executive Officer and Chairman	April 4, 2011
Jason Kates	of the Board
(Principal Executive Officer)

/s/ David Loppert	Chief Financial Officer	April 4, 2011
David Loppert	(Principal Financial Officer and
Principal Accounting Officer)
*
Robert Chimbel	Director	April 4, 2011

*	Director	April 4, 2011
Michael Mullarkey

*	Director	April 4, 2011
Patrick O’Donnell

* - Signed by Jason Kates as attorney-in-fact.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Number
2.1	Asset Purchase Agreement, dated as of May 13, 2010, by and between Argo Digital Solutions, Inc., Rvue, Inc. and Rvue Holdings Inc.	8-K	05/19/10	2.1
3.1	Amended and Restated Articles of Incorporation.	8-K	04/21/10	3.1
3.2	Amended and Restated Bylaws.	8-K	05/19/10	3.2
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Form of Subscription Agreement.	8-K	05/19/10	10.1
10.2	Form of Registration Rights Agreement.	8-K	05/19/10	10.2
10.3	Form of Lockup Agreement.	8-K	05/19/10	10.3
10.4	Placement Agent Agreement, dated May 1, 2010, between Rvue, Inc. and RAMPartners SA.	8-K	05/19/10	10.4
10.5	Placement Agent Agreement, dated June 2, 2010, between rVue Holdings, Inc. and Viewpoint Securities, LLC.	10-K	03/01/11	10.5
10.6	Form of Directors and Officers Indemnification Agreement.	8-K	05/19/10	10.5
10.7	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of May 13, 2010, by and between Rvue Holdings, Inc. and Rivulet International Holdings, Inc.	8-K	05/19/10	10.6
10.8	Stock Purchase Agreement dated as of May 13, 2010, by and between Rvue Holdings, Inc., and the Buyers listed therein.	8-K	05/19/10	10.7
10.9*	Employment Agreement between the Company and Jason M. Kates.	8-K	05/19/10	10.8
10.10*	Amendment to Jason Kates Employment Agreement.	10-K	03/01/11	10.10
10.11*	Employment Agreement between the Company and David A. Loppert.	8-K	05/19/10	10.9
10.12*	Amendment to David Loppert Employment Agreement.	10-K	03/01/11	10.12
10.13*	Rvue Holdings, Inc. 2010 Equity Incentive Plan.	8-K	05/19/10	10.10
10.14*	Form of Incentive Stock Option Grant.	8-K	05/19/10	10.11
10.15*	Form of Non-Qualified Stock Option Grant.	8-K	05/19/10	10.12
10.16	Rvue Holdings, Inc. Audit Committee Charter.	8-K	05/19/10	10.13
10.17	Rvue Holdings, Inc. Compensation Committee Charter.	8-K	05/19/10	10.14
10.18	Rvue Holdings, Inc. Nominating Committee Charter.	8-K	05/19/10	10.15
10.19	Form of Bridge Loan Note Purchase Agreement.	8-K	10/27/10	10.16
10.20	Form of Bridge Loan Secured Promissory Note.	8-K	10/27/10	10.17
10.21	Form of Bridge Loan Security Agreement.	8-K	10/27/10	10.18
10.22	Agreement between RMS Networks, Inc. and Mattress Firm, Inc. dated November 15, 2005.	8-K	12/03/10	10.19
10.23	Services Agreement between Accenture LLP and RMS Networks, Inc. effective as of April 26, 2006, as amended.	8-K	12/03/10	10.20
10.24	rVue Services and License Agreement by and between Argo Digital Solutions, Inc and Levoip Corporation dated as of May 5, 2009.	8-K	12/03/10	10.21
16.1	Letter from Salberg & Company, P.A., dated June 10, 2010.	8-K	06/11/10	16.1

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Number
16.2	Letter from De Joya Griffith & Company, LLC, dated June 10, 2010.	8-K	06/11/10	16.2
21.1	List of Subsidiaries.	8-K	05/19/10	21.1
23.1	Consent of RubinBrown LLP	S-1	03/30/11	23.1
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
24.1	Power of Attorney	S-1	03/30/11	24.1

*  Management contract or compensatory plan or arrangement.